UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2004

                               SWISS MEDICA, INC.
               (Exact name of Registrant as specified in charter)


         Delaware                       000-09489              98-0355519
(State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                  Identification Number)

                           53 Yonge Street, 3rd Floor
                        Toronto, Ontario, Canada M5E 1JE
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (416) 483-0663

                                 Not applicable
          (Former name or former address, if changed since last report)

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FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM  5.          Other Events and Regulation FD Disclosure.

         On February 19, 2004 (the "Closing Date"), Swiss Medica, Inc. (the "Company") completed a private sale of common stock to two institutional investors, including Platinum Partners Global Macro Fund L.P., located at 152 West 57th Street, 54th Floor, New York, New York 10019, along with certain individual accredited investors at an offering price of $0.10 per share. In conjunction with the sale of the common stock, the Company issued warrants to purchase an aggregate of 3,900,000 shares of common stock at an exercise price of $0.25 per share. For each share of common stock purchased, each investor received warrants to purchase a share of the Company's common stock. At the closing, the Company received $390,000 in gross proceeds.

         The Company entered into different forms of agreements with the two institutional investors which consisted of the same material terms as those offered to the individual accredited investors referred to above but in addition entered into a Registration Rights Agreement with the institutional investors, pursuant to which the Company shall use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants issued and sold to such institutional investors within 60 days of the Closing Date and cause, or use its best efforts to cause the registration statement to be declared effective within 120 days of the Closing Date. The terms of the Registration Rights Agreement provide for the cash payment of 2% of the purchase price if the Company fails to file a registration statement or if the registration statement is not declared effective within the required time periods and if such failure continues for more than 30 days, the Company will pay the investors a payment equal to another 2% of the purchase price in cash or shares at the Company's option. If such failures continue thereafter, the Company shall pay the investors a payment equal to 2% of the purchase price per month, in cash or shares at the Company's option, until the failure is cured or

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one year after the Closing Date, whichever occurs first. According to the terms of the Securities Purchase Agreement for the other accredited investors, the Company shall use its best efforts to file a registration statement to register the shares of common stock and the shares underlying the warrants within 75 days of the Closing Date.

         The Company intends to file a registration statement covering the shares and warrant shares issued or issuable to the individual investors and the institutional investors within 60 days of the Closing Date of such transactions notwithstanding that the transaction documents with the individual investors provide the Company with 75 days to file such registration statement.

         The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company's common stock that were sold to the investors pursuant to the Securities Purchase Agreements as well as the shares of common stock issuable upon exercise of the warrants.

         This announcement is not an offer to sell securities of Swiss Medica, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.



ITEM 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired. Not applicable.

         (b)      Pro Forma Financial Information Not applicable.

         (c)      Exhibits

                  Exh. No.     Description
                  --------     -----------

                  None

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 16, 2004                                SWISS MEDICA, INC.

                                                     By: /s/ Raghu Kilambi
                                                         -----------------
                                                     Raghu Kilambi
                                                     Chief Executive Officer